                                                                      EXHIBIT 12

                                 NABISCO, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN MILLIONS)

                                                                  NINE MONTHS
                                                                     ENDED
                                                              SEPTEMBER 30, 1999
                                                              -------------------
Earnings before fixed charges:
  Income before extraordinary item..........................         $ 218
  Provision for income taxes................................           130
                                                                     -----
  Income before income taxes................................           348
  Interest and debt expense.................................           193
  Interest portion of rental expense........................            23
                                                                     -----

Earnings before fixed charges...............................         $ 564
                                                                     =====

Fixed charges:
  Interest and debt expense.................................         $ 193
  Interest portion of rental expense........................            23
  Capitalized interest......................................             1
                                                                     -----

    Total fixed charges.....................................         $ 217
                                                                     =====

Ratio of earnings to fixed charges..........................           2.6
                                                                     =====